EXHIBIT 10.14

                                AGREEMENT


     THIS AGREEMENT, made and entered into as of this the 23rd day of July 1996, by and between Spintek Gaming, Inc., ("Company") a Georgia corporation having its principal place of business at 901 Grier Dr., Suite B, Las Vegas, Nevada, 89119-3702 and Steven J. Blad, ("Blad") an individual residing at Las Vegas, Nevada,

                                WITNESSETH:

     WHEREAS, Blad has served as a consultant to Company in regard to its Gaming Technology also known as the MANAGERS System (a weight measuring device and associated electronics designed to measure, periodically, by weight, the number of coins in a hopper);

     WHEREAS, Blad and Company now desire to sever this relationship in a manner mutually satisfactory to both parties;

     NOW, THEREFORE, for and in consideration of the mutual covenants and monetary consideration hereinafter stated the parties hereto do hereby agree as follows:

                                     1.
                           Compensation/Services

     Company agrees to pay to Blad the following sums by Company check payable to Blad on the dates hereinafter stated:

                     July 23, 1996           $20,000
                     August 15, 1996         $10,000
                     September 15, 1996      $10,000

From and after this date Blad shall be solely responsible and liable for the Skytel Pager and cellular phone and all charges to the pager or mobile phone number 702-493-4879. Blad agrees to transfer said pager and phone from Company on or before August 1, 1996. Blad in turn agrees to provide Company with twenty-four (24) days of consulting between July 24, 1996 and December 31, 1996.

The parties agree that these days will be at the discretion of Company; however, Company will provide Blad with forty-eight hours notice prior to requiring his services. For the purpose of this Agreement a "consulting day" shall consist of nine consecutive hours occurring on the same day. Blad shall be responsible for all expenses incurred for consulting in Las Vegas, Nevada, and unless approved in writing prior to being incurred, all other expenses shall be borne by Blad, provided, however, Blad shall not be required to travel outside Las Vegas without a prior agreement on out of pocket expense reimbursement.

                                     2.
                                Automobile

     Company will continue to pay the customary monthly charges associated with the rental of the Lincoln Town Car presently operated/rented by Blad through August 5, 1996. Blad will be solely responsible for all charges not customary and all rental charges incurred from and after August 6, 1996.


                                     3.
                        Agreements Surviving Execution

     Company and Blad agree the attached Confidentiality and Non-Competition Agreement(Exhibit "A") and General Release (Exhibit "B") are a part and partial of this Agreement and the execution by Blad and delivery to Company constitute a condition precedent to Company's obligations hereunder.

                                     4.
                                Notification

     The parties hereto agree that they will make a joint notification to all parties that either of them determine should receive notice of termination of the relationship between Company and Blad. The parties further agree that they will include, as deemed appropriate by either party, the formation by Blad of a new corporate entity through which he will be providing services to the gaming industry. Blad further agrees to work directly with Lanier M. Davenport, Chairman, or his designee to accomplish the immediate and orderly transition to Company of all correspondence, contacts, potential sales opportunities and relationships to Company in regard to the Gaming Technology, this shall include specifically but not be limited to IGT, The Mirage, Treasure Island, and MGM. Further, subject to the prior written approval of Company, Blad will have the right to explain in writing this change in relationships to his contacts.

                                     5.
                                 Personalty

     The parties hereto agree that Blad shall have possession and ownership of all artwork, small refrigerator, stereo equipment, small conference room furniture, Toshiba laptop computer, facsimile in his office, personal printer in his office, his personal items stored in Company's warehouse and his small miscellaneous office accessories.

                                     6.
                           Commission/Distribution

     Company agrees to negotiate and to execute with Blad a commission arrangement for future introductions which lead to sales of Gaming Technology. The parties further agree this will be on a case by case basis with commissions to be one and one/half (1.5%) percent of the collected sales price. The parties do further agree to negotiate and to execute a non-exclusive distribution agreement with Blad permitting him to distribute Gaming Technology to the Cruise Industry. This distribution agreement will contain all of the normal and usual provisions including a provision for quotas and term; provided the initial term shall be not less than three years and the initial quota shall be the sale and collection of all proceeds of the sale of not less than $2,000,000 worth of Gaming Technology units on or before April 30, 1997. All expenses associated with commission work, unless approved in writing by Company prior to being incurred will be the sole responsibility of Blad. Notwithstanding the foregoing provisions providing for a potential commission and distribution arrangement it is expressly understood and agreed by the parties hereto that Blad is not an agent or representative of the company and has no right or authority to obligate, speak for, represent, or incur any expenses on behalf of the Company in any form or manner except as may be hereinafter expressly agreed to by the Parties in writing.

                                     7.
                                  Release

     In consideration of the benefits to be paid or otherwise provided to Blad pursuant to this Agreement and the other terms and conditions of this Agreement, Blad for and on behalf of himself and his heirs, executors, administrators, successors and assigns, hereby fully and forever releases and discharges the Company, any past or present general and limited partners, parent, sister and subsidiary companies, affiliates, divisions, branches, shareholders, officers, directors, employees, agents, trustees, successors and assigns and all Spintek International, Inc. ("Released Parties-Company") of and from any and all rights, claims, demands, damages, debts, liabilities, obligations, accounts, costs, expenses, suits, actions and causes of action of whatever kind or nature in law or equity or otherwise, whether known or unknown, suspected or unsuspected, which Blad had, may have had, has or may now or in the future have, in his own right, or by assignment or otherwise against the Released Parties-Company or any of them, related to or by reason of his association in any manner with the Company, Blad's separation from consulting with the Company, or any other event from the beginning of the world to the date Blad signs this Agreement; provided, however, this shall not apply to any duties and obligations of the Company to Blad or rights of Blad pursuant to this Agreement.

     Blad expressly understands and agrees that to the extent that any one or more provision(s) of any law or of any principle(s) of common law of any state is or are in any way applicable to limit the scope or operation of the release set forth in this Section, including but not limited to limitations on the effect of such release on unknown or unsuspected claims, such provision(s) and principle(s) are hereby knowingly and voluntarily waived by Blad.

     Company hereby agrees to and does hereby release Blad for all the monies listed on the attached Exhibit "B".

                                       8.
                             Miscellaneous Provisions

The Parties hereto further covenant and agree as follows:

      A. Gender and Interpretation of Terms and Provisions. The reference to any Party and/or Parties, and/or any nouns, pronouns and/or the like utilized to refer to any Party or Parties as the context may suggest or require in this Agreement shall likewise include both the singular and the plural, a corporation, co-partnership, individual or person acting in any fiduciary capacity, as the intent, purpose and language of this Agreement may imply, infer, state or suggest. All covenants and representations by any Party or Parties to this Agreement shall be joint and several as the context of this Agreement suggests or requires.

      B. Entire Agreement. This Agreement and the Exhibits hereto constitute the entire Agreement between the Parties hereto pertaining to the subject matter hereof and supersedes all prior or contemporaneous agreements, offers, understandings, negotiations and discussions, whether oral or written, of the Parties in connection with the subject matter hereof, except as specifically set forth herein. No supplements or modifications or waivers of this Agreement or the Exhibits hereto shall be binding unless executed in writing by the Party or Parties to be bound thereby. No waiver of any provisions of this Agreement or any Exhibits hereto shall be deemed or shall constitute a waiver of any other provision herein or therein (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

      C. Binding on Successors. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their assigns if permitted, heirs, administrators, executors, representatives, successors, agents, servants and employees.

      D. Interpretation. The Parties hereto acknowledge and agree that each has been given the opportunity to independently review this Agreement and each Purchase Document with legal counsel, and/or has the requisite experience and sophistication to understand, interpret, and agree to the particular language of the provisions hereof without benefit of legal counsel. In the event of an ambiguity in or dispute regarding the interpretation of any portion of this Agreement or Exhibits hereto, the interpretation of this Agreement shall not be resolved by any rule of interpretation providing for interpretation against the Party who causes the uncertainty to exist or against the draftsman. In the event of an ambiguity in or dispute over the interpretation of, or conflict between the provisions, rights and remedies authorized in this Agreement any Purchase Document(s), the provisions and terms of this Agreement and shall be superior and controlling on all Parties hereto.

      E. Good Faith and Fair Dealing. The covenant of good faith and fair dealing shall apply to each and every term, covenant, condition and provision of this Agreement and the Exhibits hereto.

      F. Time of Essence. Time is of the essence of this Agreement and the Exhibits hereto.

      G.  Notices.   All notices herein authorized or required to be given to
the Purchaser or the Seller shall be presumed received three (3) days after deposit into the United States mail postage prepaid, by certified return receipt to the addressee set forth below or to such other address as the parties may designate from time to time in accordance with this subparagraph:

          Company:  Spintek Gaming Technologies, Inc.
                    Attention:  Lanier M. Davenport
                    901 Grier Drive, Suite B
                    Las Vegas, NV 89119

          Blad:     Steven J. Blad
                    4267 Rochelle Lane
                    Las Vegas, NV 89121


IN WITNESS WHEREOF, the Parties hereto have caused their hand and seals to be affixed hereto all done on the date and year first above written.

SPINTEK GAMING TECHNOLOGIES, INC.

By:  /s/ LANIER M. DAVENPORT
     Lanier M. Davenport
     Its Chairman

ATTEST:

By:  /s/ GARY L. COULTER
     Gary L. Coulter
     Its Assistant Secretary



By:  /s/ STEVEN J. BLAD
     Steven J. Blad